UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 24, 2013
PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (314) 342-3400
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 24, 2013, Peabody Energy Corporation (the “Company”) entered into an amended and restated credit agreement (the “Credit Agreement”) with Citibank, N.A., as administrative agent, swing line lender and L/C issuer, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC and RBS Securities Inc., as joint lead arrangers and joint book managers, and the other agents and lending institutions identified in the Credit Agreement. Proceeds of the Credit Agreement were used primarily to pay off the Company’s (1) credit agreement, dated as of June 10, 2010 (as amended, the “2010 Credit Agreement”), by and among the Company, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other agents and the lenders party thereto, which had an outstanding principal amount of $301.75 million, and (2) credit agreement, dated as of October 28, 2011 (as amended, the “2011 Credit Agreement”), by and among the Company, Bank of America, N.A., as administrative agent, and the other agents and the lenders party thereto, which had an outstanding principal amount of $862.5 million.

The Credit Agreement provides for a $1.65 billion revolving credit facility and a $1.20 billion term loan facility. In connection with the closing of the Credit Agreement, the Company borrowed $1.20 billion under the term loan facility and rolled over $94.7 million of existing letters of credit under the 2010 Credit Agreement, which are now deemed to be letters of credit issued under the Credit Agreement. The revolving credit facility commitment will mature five years from the date of the execution of the Credit Agreement (or 91 days before the maturity date of the Company’s 6.0% Senior Notes due 2018, if earlier), and the term loans under the term loan facility will mature seven years from the date of the execution of the Credit Agreement.

The obligations of the Company under the Credit Agreement along with the swap and cash management obligations of the Company and substantially all of its subsidiaries are guaranteed by the Company and substantially all of its domestic subsidiaries and are secured by (1) a pledge of 65% of the stock of Peabody Investments (Gibraltar) Limited, a holding company for the Australian operations of the Company, and (2) a pledge of the stock of Peabody IC Funding Corp., whose sole asset is intercompany debt in an aggregate principal amount of $4.7 billion owed to it by the top-level Gibraltar subsidiary of the Company’s Australian platform. The first stock pledge was made pursuant to the Share Charge, dated as of September 24, 2013 (the “Gibraltar Pledge Agreement”), between Peabody Holdings (Gibraltar) Limited, as grantor, and Citibank, N.A., as administrative agent, and the second stock pledge was made pursuant to the Pledge Agreement, dated as of September 24, 2013 (the “PIC Pledge Agreement”) among Peabody Investments Corp., as grantor, and Citibank, N.A., as administrative agent.

All borrowings under the Credit Agreement (other than swingline borrowings and borrowings denominated in currencies other than U.S. dollars) bear interest, at the Company’s option, at either: (a) a Base Rate (as defined in the Credit Agreement) equal to the highest of (i) the Federal Funds Rate plus 0.50%, (ii) the one-month Eurocurrency Rate (as defined in the Credit Agreement) plus 1.0% and (iii) the annual rate of interest in effect for that day as publicly announced by the administrative agent as its “prime rate” (subject, in each case, to a floor of 2.00%) or (b) a Eurocurrency Rate for the relevant interest period (which will be one, two, three or six months or, subject to availability, one or two weeks or twelve months, as selected by the Company) (subject to a floor of 1.00%), plus (1) in the case of term loan borrowings,

2.25% per year for borrowings bearing interest at the Base Rate and 3.25% per year for borrowings bearing interest at the Eurocurrency Rate or (2) in the case of revolving credit borrowings, a rate dependent on the ratio of our debt as compared to our adjusted consolidated EBITDA (the “Leverage Ratio”) ranging from 0.75% to 1.50% per year for borrowings bearing interest at the Base Rate and from 1.75% to 2.50% per year for borrowings bearing interest at the Eurocurrency Rate.

We pay a usage-dependent commitment fee under the revolving credit facility, which is dependent upon our Leverage Ratio and ranges from 0.375% to 0.500% of the available unused commitment.

In addition, we pay a letter of credit fee, which is dependent upon our Leverage Ratio and ranges from 1.75% to 2.50% per year of the undrawn amount of each letter of credit, and a fronting fee equal to 0.125% per year of the face amount drawn under each letter of credit.

The $1.20 billion term loan facility will be subject to quarterly amortization of 0.25% per quarter commencing with the first full fiscal quarter after the execution of the Credit Agreement, with the final payment of all amounts outstanding (including accrued interest) being due seven years from the date of the execution of the Credit Agreement. It is also subject to a repayment premium of 1.0% during the six-month period after the execution of the Credit Agreement and a requirement to prepay the term loans with proceeds from dispositions made by foreign subsidiaries, subject to thresholds and customary reinvestment rights.

The Credit Agreement imposes certain restrictions on us, including restrictions on our ability to: incur liens, incur debt, make investments (including acquisitions), engage in fundamental changes such as mergers and dissolutions, dispose of assets, make restricted payments, change the nature of our business, enter into transactions with affiliates, enter into agreements that restrict our ability to make dividends or distributions, enter into agreements with negative pledge clauses and make dividends from the top-level Gibraltar holding company of our Australian operations to our domestic subsidiaries in an amount in excess of $500 million per year. It also provides for maximum net secured leverage ratio and minimum interest coverage ratio financial covenants for the benefit of the revolving lenders and customary events of default.

If an event of default under our Credit Agreement occurs and is continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued and unpaid interest and other amounts owed thereunder, may be declared immediately due and payable and any letters of credit outstanding may be required to be cash collateralized.

Certain of the lenders and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us and our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement, the Gibraltar Pledge Agreement and the PIC Pledge Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and which are incorporated herein by this reference.

Item 1.02    Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement, on September 24, 2013 we terminated the 2010 Credit Agreement, which provided for a $1.50 billion revolving credit facility and a $500 million term loan facility, and the 2011 Credit Agreement, which provided a $1 billion term loan facility. Proceeds from the Credit Agreement were used to repay in full all amounts outstanding under the 2010 Credit Agreement and the 2011 Credit Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.03    Material Modification to Rights of Security Holders.

The Credit Agreement contains a covenant that, among other things, restricts the Company’s ability to pay dividends or distributions or redeem or repurchase capital stock, subject to certain exceptions. Another covenant restricts the Company’s ability to make dividends or distributions from the top-level Gibraltar holding company of our Australian operations to our domestic subsidiaries in an amount in excess of $500 million per year.

The information set forth above under Item 1.01 of this report is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

10.1
Amended and Restated Credit Agreement, as amended and restated as of September 24, 2013, by and among Peabody Energy Corporation, Citibank, N.A., as administrative agent, swing line lender and L/C issuer, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC and RBS Securities Inc., as joint lead arrangers and joint book managers, and the other agents and lending institutions identified in the Credit Agreement.

10.2	Share Charge, dated as of September 24, 2013, between Peabody Holdings (Gibraltar) Limited, as grantor, and Citibank, N.A., as administrative agent.
10.3	Pledge Agreement, dated as of September 24, 2013, among Peabody Investments Corp., as grantor, and Citibank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
September 27, 2013	By:	/s/ Kenneth L. Wagner
		Name:	Kenneth L. Wagner
		Title:	Vice President, Assistant General Counsel and Assistant Secretary

Exhibit Index

10.1
Amended and Restated Credit Agreement, as amended and restated as of September 24, 2013, by and among Peabody Energy Corporation, Citibank, N.A., as administrative agent, swing line lender and L/C issuer, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC and RBS Securities Inc., as joint lead arrangers and joint book managers, and the other agents and lending institutions identified in the Credit Agreement.

10.2	Share Charge, dated as of September 24, 2013, between Peabody Holdings (Gibraltar) Limited, as grantor, and Citibank, N.A., as administrative agent.
10.3	Pledge Agreement, dated as of September 24, 2013, among Peabody Investments Corp., as grantor, and Citibank, N.A., as administrative agent.

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